-----------------------------------------------------------------------------


                              CREDIT AGREEMENT,

                        dated as of October 24, 2005,


                               by and between


                     DIALYSIS CORPORATION OF AMERICA,

                                as Borrower

                                    and

                      KEYBANK NATIONAL ASSOCIATION,

                                 as Lender


-----------------------------------------------------------------------------

ARTICLE I.   DEFINITIONS.................................................   1
     SECTION 1.1. Certain Defined Terms..................................   1
     SECTION 1.2. Computation of Time Period.............................  13
     SECTION 1.3. Accounting Terms.......................................  13
     SECTION 1.4. Terms Generally........................................  13
ARTICLE II.   AMOUNT AND TERMS OF CREDIT.................................  13
     SECTION 2.1. Amount and Nature of Credit............................  13
     SECTION 2.2. Conditions to Loans....................................  14
     SECTION 2.3. Payment on Note, Etc...................................  15
     SECTION 2.4. Prepayment.............................................  15
     SECTION 2.5. Fees; Reduction of Revolving Commitment................  15
     SECTION 2.6. Computation of Interest and Fees; Default Rate.........  16
     SECTION 2.7. Mandatory Payment......................................  16
ARTICLE III.   ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS; INCREASED
               CAPITAL; TAXES............................................  16
     SECTION 3.1. Reserves or Deposit Requirements, Etc..................  16
     SECTION 3.2. Tax Law, Etc...........................................  17
     SECTION 3.3. Eurodollar Deposits Unavailable or Interest Rate
                  Unascertainable........................................  17
     SECTION 3.4. Indemnity..............................................  17
     SECTION 3.5. Changes in Law Rendering LIBOR Loans Unlawful..........  18
     SECTION 3.6. Funding................................................  18
     SECTION 3.7. Capital Adequacy.......................................  18
ARTICLE IV.   CONDITIONS PRECEDENT.......................................  18
     SECTION 4.1. Credit Agreement.......................................  19
     SECTION 4.2. Revolving Credit Note..................................  19
     SECTION 4.3. Closing Date Guaranty..................................  19
     SECTION 4.4. Pledge Agreement.......................................  19
     SECTION 4.5. Fees...................................................  19
     SECTION 4.6. Certified Certificate of Incorporation, Resolutions,
                  Incumbency; Good Standing Certificates.................  19
     SECTION 4.7. Officer's Certificate..................................  19
     SECTION 4.8. Opinions of Counsel....................................  19
     SECTION 4.9. Filings, Registrations and Recordings..................  19
     SECTION 4.10. Search Reports........................................  19
     SECTION 4.11. Proceedings and Documents.............................  20
     SECTION 4.12. Financial Statements..................................  20

     SECTION 4.13. Pay-Off Letters.......................................  20
     SECTION 4.14. No Material Adverse Change............................  20
     SECTION 4.15. Miscellaneous.........................................  20
ARTICLE V.   AFFIRMATIVE COVENANTS.......................................  20
     SECTION 5.1. Insurance..............................................  20
     SECTION 5.2. Money Obligations......................................  21
     SECTION 5.3. Reporting Requirements.................................  21
     SECTION 5.4. Books, Records and Inspections.........................  22
     SECTION 5.5. Franchises.............................................  23
     SECTION 5.6. Environmental Compliance...............................  23
     SECTION 5.7. Use of Proceeds........................................  23
     SECTION 5.8. Subsidiary Guaranties, Etc.............................  23
     SECTION 5.9. Good Repair............................................  24
     SECTION 5.10. Compliance with Statutes, etc.........................  24
     SECTION 5.11. Further Assurances....................................  24
ARTICLE VI.   NEGATIVE COVENANTS.........................................  24
     SECTION 6.1. Financial Covenants....................................  24
     SECTION 6.2. Indebtedness...........................................  25
     SECTION 6.3. Liens..................................................  25
     SECTION 6.4. Investments............................................  26
     SECTION 6.5. Restricted Payments....................................  26
     SECTION 6.6. Merger; Acquisition; Sale of Assets....................  27
     SECTION 6.7. Affiliate Transactions.................................  27
     SECTION 6.8. ERISA Compliance.......................................  27
     SECTION 6.9. Regulations U and X....................................  28
     SECTION 6.10. Amendment of Material Documents.......................  28
     SECTION 6.11. Patriot Act; FCPA.....................................  28
     SECTION 6.12. Restrictive Agreements................................  28
ARTICLE VII.   REPRESENTATIONS AND WARRANTIES............................  28
     SECTION 7.1. Corporate Existence; Subsidiaries; Foreign
                  Qualification..........................................  29
     SECTION 7.2. Corporate Authority....................................  29
     SECTION 7.3. No Violation...........................................  29
     SECTION 7.4. Lawful Operations, etc.................................  29
     SECTION 7.5. Litigation and Administrative Proceedings..............  29
     SECTION 7.6. Title to Assets........................................  30

     SECTION 7.7. Liens and Security Interests...........................  30
     SECTION 7.8. Tax Returns............................................  30
     SECTION 7.9. Environmental Laws.....................................  30
     SECTION 7.10. Continued Business....................................  30
     SECTION 7.11. Employee Benefits Plans...............................  31
     SECTION 7.12. Consents or Approvals.................................  31
     SECTION 7.13. Solvency..............................................  31
     SECTION 7.14. No Material Adverse Change............................  31
     SECTION 7.15. Financial Statements..................................  31
     SECTION 7.16. Regulations...........................................  32
     SECTION 7.17. Material Agreements...................................  32
     SECTION 7.18. Intellectual Property.................................  32
     SECTION 7.19. Investment Company Act, etc...........................  32
     SECTION 7.20. Insurance.............................................  32
     SECTION 7.21. Accurate and Complete Statements......................  32
     SECTION 7.22. Defaults..............................................  32
     SECTION 7.23. OFAC..................................................  32
     SECTION 7.24. Patriot Act...........................................  33
     SECTION 7.25. Loan Documents........................................  33
ARTICLE VIII.    EVENTS OF DEFAULT.......................................  33
     SECTION 8.1. Payments...............................................  33
     SECTION 8.2. Special Covenants......................................  33
     SECTION 8.3. Other Covenants........................................  33
     SECTION 8.4. Representations and Warranties.........................  33
     SECTION 8.5. Cross Default..........................................  33
     SECTION 8.6. ERISA Default..........................................  33
     SECTION 8.7. Change in Control......................................  33
     SECTION 8.8. Money Judgment.........................................  34
     SECTION 8.9. Validity of Loan Documents.............................  34
     SECTION 8.10. Solvency..............................................  34
ARTICLE IX.   REMEDIES UPON DEFAULT......................................  34
     SECTION 9.1. Optional Defaults......................................  34
     SECTION 9.2. Automatic Defaults.....................................  35
     SECTION 9.3. Offsets................................................  35

ARTICLE X.   MISCELLANEOUS 35
     SECTION 10.1. No Waiver; Cumulative Remedies; Relationship of Parties 35
     SECTION 10.2. Amendments, Consents, Waivers, Etc 35
     SECTION 10.3. Notices 35
     SECTION 10.4. Costs, Expenses and Taxes 36
     SECTION 10.5. Indemnification 36
     SECTION 10.6. Binding Effect; Assignment 37
     SECTION 10.7. Governing Law; Submission to Jurisdiction 37
     SECTION 10.8. Severability of Provisions; Captions; Attachments 37
     SECTION 10.9. Patriot Act 37
     SECTION 10.10. Confidentiality 37
     SECTION 10.11. Entire Agreement 37
     SECTION 10.12. Rule of Construction 37
     SECTION 10.13. Jury Trial Waiver 37

EXHIBITS
--------

EXHIBIT A       FORM OF REVOLVING CREDIT NOTE
EXHIBIT B       NOTICE OF LOAN
EXHIBIT C       COMPLIANCE CERTIFICATE
EXHIBIT D       CLOSING DATE GUARANTY
EXHIBIT E       PLEDGE AGREEMENT


SCHEDULES
---------

SCHEDULE 1.1    CLOSING DATE GUARANTORS
SCHEDULE 6.2    INDEBTEDNESS
SCHEDULE 6.3    LIENS
SCHEDULE 7.1    SUBSIDIARIES; CORPORATE INFORMATION
SCHEDULE 7.17   MATERIAL AGREEMENTS

     This CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is entered into as of October 24, 2005, by and between DIALYSIS CORPORATION OF AMERICA, a Florida corporation ("Borrower"), and KEYBANK NATIONAL ASSOCIATION ("Lender").

                                WITNESSETH:

     WHEREAS, Borrower has requested that Lender provide, and Lender has agreed to provide, to Borrower a revolving credit facility on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

                         ARTICLE I.   DEFINITIONS

     SECTION 1.1. Certain Defined Terms.  As used herein, the following terms
                  ---------------------
shall have the meanings herein specified unless the context otherwise requires:

     "Acquisition" means any transaction or series of related transactions
      -----------
for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (ii) the acquisition or ownership of in excess of 50% of the equity interest of any Person, or (iii) the acquisition of another Person by a merger, consolidation, amalgamation or any other combination with such Person.

     "Affiliate" means any Person, directly or indirectly, Controlling,
      ---------
Controlled by or under Common Control with any Company.

     "Applicable Margin" means:
      -----------------

     (i) On the Closing Date and thereafter, until changed in accordance with the following provisions, the Applicable Margin shall be (A) 0.00 basis points for Base Rate Loans, and (B) 150.00 basis points for LIBOR Loans;

     (ii) Commencing with the fiscal quarter of Borrower ended on September 30, 2005, and continuing with each fiscal quarter thereafter, Lender shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

-----------------------------------------------------------------------------
                                    :  Applicable Margin  : Applicable Margin
Leverage Ratio                      : for Base Rate Loans :  for LIBOR Loans
------------------------------------:---------------------:------------------
Greater than 2.00 to 1.00           :     25.00 bps       :    175.00 bps
------------------------------------:---------------------:------------------
Greater than 1.00 to 1.00, but      :                     :
less than or equal to 2.00 to 1.00  :      0.00 bps       :    150.00 bps
------------------------------------:---------------------:------------------
Less than or equal to 1.00 to 1.00  :      0.00 bps       :    125.00 bps
-----------------------------------------------------------------------------

     (iii) Changes in the Applicable Margin based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by Lender pursuant to Section 5.3(a) or Section 5.3(b) of the financial statements of Borrower for its fiscal quarter most recently ended, accompanied by a Compliance Certificate in accordance with Section 5.3(c), demonstrating the computation of the Leverage Ratio. Notwithstanding the foregoing provisions, the Applicable Margin shall be the highest number of basis points indicated therefor in the above matrix, regardless of the Leverage Ratio at such time, after notice from Lender during any period when
(A) Borrower has failed to
deliver timely its consolidated financial statements referred to in Section 5.3(a) or Section 5.3(b), accompanied by a Compliance Certificate in accordance with Section 5.3(c), or (B) an Event of Default has occurred and is continuing. The above matrix does not modify or waive, in any respect, the rights of Lender to charge any default rate of interest or any of the other rights and remedies of Lender hereunder.

     "Asset Sale" means the sale, lease, transfer or other disposition
      ----------
(including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of Borrower or any Subsidiary) by Borrower or any Subsidiary to any Person of any of Borrower's or such Subsidiary's respective assets, provided that the term Asset Sale specifically excludes any sales, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business.

     "Bankruptcy Code" means Title 11 of the United States Code entitled
      ---------------
"Bankruptcy," as now or hereafter in effect, or any successor thereto, as hereafter amended.

     "Base Rate" means a rate per annum equal to the greater of (i) the Prime
      ---------
Rate or (ii) 0.50% in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

     "Base Rate Loan" means a Loan described in Section 2.1 on which Borrower
      --------------
shall pay interest at a rate based on the Base Rate.

     "Business Day" means a day of the year on which banks are not required
      ------------
or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

     "Capital Distribution" means a payment made, liability incurred or other
      --------------------
consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company in question) in respect of any Company's capital stock or other equity interest.

     "Cash Dividend" means, with respect to any Company, a Capital
      -------------
Distribution of such Company payable in cash to the shareholders or members, as applicable, of such Company with respect to any class or series of stock or other equity interests of such Company.

     "Cash Equivalents" means any of the following:
      ----------------

     (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

     (ii) United States dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) Lender, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's is at least A-1, A-2 or the equivalent thereof or from Moody's is at least P-1, P-2 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than 180 days from the date of acquisition;

     (iii) commercial paper issued by Lender or Approved Bank or by the parent company of Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from Standard & Poor's or Moody's, as the case may be, and in each case maturing within 180 days after the date of acquisition;

     (iv) fully collateralized repurchase agreements entered into with Lender or Approved Bank having a term of not more than 30 days and covering securities described in clause (i) above;

     (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

     (vi) investments in money market funds access to which is provided as part of "sweep" accounts maintained with Lender or an Approved Bank;

     (vii) investments in industrial development revenue bonds that (A) "re-set" interest rates not less frequently than quarterly, (B) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank; and

     (viii) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (vii).

     "Change in Control" means (i) the acquisition of, or, if earlier, the
      -----------------
shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the 1934 Act, as then in effect), of shares representing more than 25% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (A) nominated by the Board of Directors of Borrower nor (B) appointed by directors so nominated.

     "Closing Date" means the date on which the conditions specified in
      ------------
Article IV are satisfied by Borrower (or waived by Lender).

     "Closing Date Guarantors" means all of the wholly-owned Subsidiaries of
      -----------------------
Borrower as of the Closing Date (other than the Dissolved Subsidiaries), each of which is listed on Schedule 1.1.

     "Closing Date Guaranty" means the Guaranty of Payment, dated as of the
      ---------------------
date hereof, executed by the Closing Date Guarantors (and any other Subsidiary that becomes a party thereto after the Closing Date by executing a joinder thereto) in favor of Lender, substantially in the form of Exhibit D.

     "Code" means the Internal Revenue Code of 1986, as amended, together
      ----
with the rules and regulations promulgated thereunder.

     "Collateral" means the "Collateral" as defined in the Pledge Agreement
      ----------
and any other collateral (whether real or personal property) covered by any Security Document.

     "Commitment Fee" has the meaning specified in Section 2.5(a).
      --------------

     "Companies" means Borrower and all Subsidiaries.
      ---------

     "Compliance Certificate" means a certificate, substantially in the form
      ----------------------
of Exhibit C.

     "Consideration" means, in connection with an Acquisition, the aggregate
      -------------
consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees (excluding any fees payable to any investment banker in connection with such Acquisition) or fees for a covenant not to compete and any other consideration paid for the purchase.

     "Consolidated" means the resultant consolidation of the financial
      ------------
statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 5.3.

     "Consolidated Capital Expenditures" means, for any period, the amount of
      ---------------------------------
capital expenditures of Borrower, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Depreciation and Amortization Charges" means, for any
      --------------------------------------------------
period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated EBIT" means, for any period, on a Consolidated basis in
      -----------------
accordance with GAAP, (i) Consolidated Net Income during such period, plus,
(ii) without duplication and to the extent deducted in determining such Consolidated Net Income, (A) income tax expense net of any tax refund during such period, and (B) Consolidated Interest Expense during such period, plus
(iii) non-cash, non-recurring expenses during such period, plus (iv) management fees paid to Borrower during such period, plus (v) net income of any Person, as determined in accordance with GAAP, in which Borrower owned a minority, non-Controlling equity interest during such period, minus (vi) to the extent included in determining such Consolidated Net Income, non-cash, and non-recurring gains during such period.

     "Consolidated EBITDA" means, for any period, on a Consolidated basis and
      -------------------
in accordance with GAAP, (i) Consolidated EBIT during such period, plus, (ii) to the extent deducted in determining such Consolidated EBIT, Consolidated Depreciation and Amortization Charges during such period, minus, (iii) to the extent included in determining such Consolidated EBIT, income tax credits of any of the Companies during such period.

     "Consolidated Funded Indebtedness" means, for any period, all
      --------------------------------
Indebtedness of Borrower for borrowed money and capitalized leases during such period, including, but not limited to, current, long-term and Subordinated Indebtedness, if any, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, interest expense
      -----------------------------
of Borrower during such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income (loss)
      -----------------------
of Borrower during such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Net Worth" means, at any date, (i) the net book value
      ----------------------
(after deducting all applicable reserves and excluding any re-appraisal or write-up of assets) of the assets (other than patents, goodwill, treasury stock and other intangibles) of Borrower on such date, minus (ii) Total Liabilities (other than Subordinated Indebtedness) on such date, as determined on a Consolidated basis and in accordance with GAAP.

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise Voting Power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Controlled Group" means a Company and each Person required to be
      ---------------
aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

     "Credit Party" means any of the Borrower, the Closing Date Guarantors or
      ------------
any other Person that has executed and delivered a Guaranty to Lender.

     "Default" means an event or condition that constitutes, or with the
      -------
lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by Lender in writing.

     "Default Rate" means, for any day, (i) with respect to any Loan, a rate
      ------------
per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time to such Loan pursuant to Section 2.1 and (ii) with respect to any other amount, a rate per annum equal to 2% per annum above the rate that would be applicable to Loans that are Base Rate Loans pursuant to Section 2.1(b).

     "Derived Base Rate" means a rate per annum equal to the sum of the
      -----------------
Applicable Margin (from time to time in effect) plus the Base Rate (from time to time in effect).

     "Derived LIBO Rate" means a rate per annum equal to the sum of the
      -----------------
Applicable Margin (from time to time in effect) plus the LIBO Rate (from time to time in effect).

     "Dissolved Subsidiaries" means the following Subsidiaries of Borrower:
      ----------------------
(i) DCA of Homerville, LLC; (ii) DCA of Westerville, LLC; and (iii) DCA of Perry, LLC.

     "Domestic Subsidiary" means each Subsidiary of Borrower organized under
      -------------------
the laws of the United States of America or under any state, protectorate or territory of the United States of America.

     "Environmental Laws" means all provisions of law, statutes, ordinances,
      ------------------
rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and the regulations promulgated pursuant thereto.

     "ERISA Event" means (i) the existence of any condition or event with
      -----------
respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (ii) a Controlled Group member has engaged in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (iii) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA
Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (iv) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (v) a Controlled Group member has withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (vi) a Multiemployer Plan is in or is likely to be in reorganization under ERISA
Section 4241; (vii) an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any "cash or deferred arrangement" under any such ERISA Plan fails to meet the requirements of Code Section 401(k) in any material respect; (viii) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan; (ix) a Controlled Group member or an ERISA Plan fails to satisfy in any material respect any requirements of law applicable to an ERISA Plan; (x) a material claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits; or (xi) a Controlled Group member incurs or is expected to incur any material liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code
Section 4980B.

     "ERISA Plan" means an "employee benefit plan" (within the meaning of
      ----------
ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

     "Event of Default" has the meaning provided in Article VIII.
      ----------------

     "Executive Order 13224" means Executive Order 13224 of October 23, 2001
      ---------------------
Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

     "Federal Funds Effective Rate" means, for any day, the rate per annum
      ----------------------------
(rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

     "Financial Officer" means any of the following officers: chief executive
      -----------------
officer, president, vice president of finance, chief financial officer or controller.

     "GAAP" means United States generally accepted accounting principles as
      ----
then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.

     "Guarantor" means a Person that pledges its credit or property in any
      ---------
manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

     "Guaranties" means (i) the Closing Date Guaranty and (ii) any other
      ----------
guaranty executed by one or more Persons in favor of Lender under which such Persons guarantee the payment of all or a portion of the Obligations, which shall be in form and substance satisfactory to Lender.

     "Hedge Agreement" means any hedge agreement, interest rate swap, cap,
      ---------------
collar or floor agreement, or other interest rate management device entered into by Borrower with Lender.

     "Indebtedness" means, for any Company (excluding in all cases payables
      ------------
payable in the ordinary course of business by such Company), (i) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (ii) all obligations for the deferred purchase price of capital assets, (iii) all obligations under conditional sales or other title retention agreements, (iv) all obligations

(contingent or otherwise) under any letter of credit, banker's acceptance, Hedge Agreement, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) all synthetic leases, (vi) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (vii) all obligations of any Company with respect to asset securitization financing programs to the extent that there is recourse against any Company or such Company is liable (contingent or otherwise) under any such program, (viii) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (ix) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

     "Interest Adjustment Date" means the last day of each Interest Period.
      ------------------------

     "Interest Coverage Ratio" means, on any date, the ratio of (i)
      -----------------------
Consolidated EBIT to (ii) Consolidated Interest Expense, in each case, for the period of four consecutive fiscal quarters of Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date); provided, that solely for purposes of Section 6.1(b), to the extent any Company makes a Material Acquisition permitted pursuant to Section 6.6 or otherwise approved by Lender in writing or a Material Disposition permitted pursuant to Section
6.6 or otherwise approved by Lender in writing, during the period of four fiscal quarters of Borrower most recently ended, the Interest Coverage Ratio shall be calculated after giving pro forma effect thereto as if such acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred on the first day of such four quarter period.

     "Interest Period" means, with respect to any LIBOR Loan, the period
      ---------------
commencing on the date such LIBOR Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR Loan shall be one, two, three or six months, in each case as Borrower may select upon notice, as set forth in Section 2.2, provided that (i) if Borrower fails to so select the duration of any Interest Period, Borrower shall be deemed to have converted such LIBOR Loan to a Base Rate Loan at the end of the then current Interest Period and (ii) Borrower may not select any Interest Period for a LIBOR Loan that ends after any date when principal is due on such LIBOR Loan.

     "Investment" means (i) any direct or indirect purchase or other
      ----------
acquisition by a Person of any equity interest of any other Person; (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand) or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other Indebtedness of, any Person by any other Person; or (iii) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind.

     "Leverage Ratio" means, on any date, the ratio of (i) Consolidated
      --------------
Funded Indebtedness on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date); provided, that solely for purposes of Section 6.1(a), to the extent any Company makes a Material Acquisition permitted pursuant to Section 6.6 or otherwise approved by Lender in writing or a Material Disposition permitted pursuant to Section
6.6 or otherwise approved by Lender in writing, during the period of four fiscal quarters of Borrower most recently ended, the Leverage Ratio shall be calculated after giving pro forma effect thereto as if such acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred on the first day of such four quarter period.

     "LIBO Rate" means, with respect to any LIBOR Loan, the fluctuating rate
      ---------
of interest that is equal to the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) for eurodollar borrowings (in an amount similar to the principal amount of such LIBOR Loan and with a maturity of one month after the date of reference) offered at 11:00 A.M. (London time), or as soon thereafter as practicable, on the date of reference by banking institutions in the London, United Kingdom market, as such interest rate is referenced and reported by the British Bankers Association in the Bridge Financial Telerate system "Page 3750" report or, if the same unavailable, any other generally accepted authoritative source of such interest rate as Lender may reference from time to time, in its discretion, as adjusted for reserves required under Regulation D of the Federal Reserve Board Act. Each change in the LIBO Rate shall be effective immediately from and after such change.

     "LIBOR Loan" means any Loan that accrues interest at the Derived LIBO
      ----------
Rate.

     "Lien" means any mortgage, security interest, lien (statutory or other),
      ----
charge, encumbrance on, pledge, hypothecation or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to, any property (real or personal) or asset.

     "Loan" or "Loans" means the credit extended to Borrower in accordance
      ----
with Section 2.1.

     "Loan Documents" means this Agreement, the Note, the Guaranties, the
      --------------
Security Documents, and the Hedge Agreements (if any).

     "Material Acquisition" means any acquisition of property or series of
      --------------------
related acquisitions of property that (i) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the equity interests of a Person and (ii) involves the payment of consideration by one or more of the Companies in excess of $1,000,000; provided, however, that no acquisition of any de-novo dialysis facility or facilities shall be included for purposes of determining the foregoing.

     "Material Adverse Effect" means a material adverse effect on (i) the
      -----------------------
business, operations, property, condition (financial or otherwise) or prospects of Borrower, (ii) the business, operations, property, condition (financial or otherwise) or prospects of the Companies taken as a whole, or
(iii) the validity or enforceability of this Agreement or any Loan Document or the rights and remedies of Lender hereunder or thereunder.

     "Material Disposition" means any disposition of property or series of
      --------------------
related dispositions of property outside of the ordinary course of business that yields gross proceeds to one or more of the Companies (or any of them) in excess of $1,000,000.

     "Material Indebtedness" means, as to any Company, any Indebtedness of
      ---------------------
such Company in excess of $500,000.

     "Moody's" means Moody's Investors Service, Inc., or any successor to
      ------
such company.

     "Multiemployer Plan" means a Pension Plan that is subject to the
      ------------------
requirements of Subtitle E of Title IV of ERISA.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.
      --------

     "Note" means the Revolving Credit Note delivered pursuant to this
      ----
Agreement.

     "Notice of Loan" means a Notice of Loan in substantially the form of
      --------------
Exhibit B.

     "Obligations" means, collectively, (i) all Indebtedness incurred by
      -----------
Borrower to Lender pursuant to this Agreement and includes the principal of, and interest on, the Note; (ii) each extension, renewal or refinancing thereof in whole or in part; (iii) the commitment and other fees, and any prepayment fees payable hereunder; (iv) all obligations and liabilities of Borrower now existing or hereafter incurred under, arising out of, or in connection with any Hedge Agreement; (v) every other amount, indemnity, reimbursement obligation or other liability, now or hereafter owing to Lender or any Affiliate of Lender by Borrower, and includes, without limitation, every amount, indemnity, reimbursement obligation or other liability, whether owing by only Borrower or by Borrower with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to Lender (or any Affiliate thereof) or acquired by Lender (or any Affiliate thereof) by purchase, pledge or otherwise and whether participated to or from Lender (or any Affiliate thereof) in whole or in part (including, but not limited to, interest and fees that accrue after the commencement by or against any Company of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code); and (vi) all Related Expenses.

     "Organizational Documents" means, with respect to any Person (other than
      ------------------------
an individual), such Person's Articles (Certificate) of Incorporation, or equivalent formation documents, and Code of Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

     "Patriot Act" means the USA PATRIOT Act (Title III of Pub. L. 107-56,
      -----------
signed into law on September 26, 2001), as amended.

     "PBGC" means the Pension Benefit Guaranty Corporation, a United States
      ----
government corporation or its successor.

     "Pension Plan" means an ERISA Plan that is a "pension plan" (within the
      ------------
meaning of ERISA Section 3(2)).

     "Permitted Acquisition" means any Acquisition as to which all of the
      ---------------------
following conditions are satisfied:

     (i) such Acquisition involves a line or lines of business that is or are complementary to the lines of business in which Borrower and its Subsidiaries, considered as an entirety, are engaged on the Closing Date;

     (ii) the Consideration for such Acquisition shall not exceed $2,000,000 and, when added together with the aggregate Consideration for all other Permitted Acquisitions made since the Closing Date, shall not exceed $10,000,000;

     (iii) no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition;

     (iv) Borrower would, after giving effect to such Acquisition, on a pro forma basis (as determined in accordance with subpart (v) below), be in compliance with the financial covenants contained in Section 6.1; and

     (v) at least five Business Days prior to the consummation of any such Acquisition in which the Consideration exceeds $1,500,000, Borrower shall have delivered to Lender (A) a certificate of a Financial Officer demonstrating, in reasonable detail, the computation of the financial covenants referred to in Section 6.1 on a pro forma basis, such pro forma ratios being determined as if (y) such Acquisition had been completed at the beginning of the most recent quarter end for which financial information for Borrower and the business or Person to be acquired, is available, and (z) any such Indebtedness, or other Indebtedness incurred to finance such Acquisition, had been outstanding for such entire fiscal quarter, and (B) historical financial statements relating to the business or Person to be acquired and such other information as Lender may reasonably request.

     "Person" means any individual, sole proprietorship, partnership, joint
      ------
venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

     "Pledge Agreement" means the Pledge Agreement, dated as of the date
      ---------------
hereof, executed by Borrower in favor of Lender, substantially in the form of Exhibit E.

     "Prime Rate" means the fluctuating rate of interest which is publicly
      ----------
announced from time to time by Lender at its principal place of business as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Lender on fluctuating rate loans.

     "Proceeds" means (i) any proceeds and (ii) whatever is received upon the
      --------
sale, exchange, collection or other disposition of Collateral, or proceeds thereof, whether cash or non-cash.

     "Related Expenses" means any and all reasonable costs, liabilities and
      ---------------
expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys' fees, legal expenses, judgments, suits, and disbursements) (i) incurred by, imposed upon, or asserted against, Lender or any Affiliate of Lender in any attempt by Lender or any Affiliate of Lender to (A) obtain, preserve, perfect or enforce any security interest evidenced by this Agreement or any Related Writing; (B) obtain payment, performance or observance of any and all of the Obligations and/or any of the Loan Documents (or any provision thereof); or (C) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Obligations or any thereof, including, without limitation, costs and expenses for appraisals, assessments, and audits of Borrower or any such collateral; or (ii) incidental or related to (i) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the Default Rate.

     "Related Writing" means each Loan Document and any other assignment,
      ---------------
mortgage, security agreement, subordination agreement, financial statement, audit report or other writing furnished by any Company or any of their respective officers, to Lender or to any Affiliate of Lender pursuant to or otherwise in connection with this Agreement.

     "Reportable Event" means a reportable event as that term is defined in
      ----------------
Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

     "Restricted Payment" means (i) any Capital Distribution; or (ii) any
      ------------------
amount paid by Borrower or any of its Subsidiaries in repayment, redemption, retirement, repurchase, direct or indirect, of any Subordinated Indebtedness.

     "Revolving Commitment" means the obligation hereunder of Lender, during
      --------------------
the Revolving Commitment Period, to make Revolving Loans up to an aggregate principal amount outstanding at any time equal to the Total Commitment Amount.

     "Revolving Commitment Period" means the period from the Closing Date to
      ---------------------------
October 24, 2008, or such earlier date on which the Revolving Commitment has been terminated pursuant to Article IX.

     "Revolving Credit Exposure" means, at any time, the aggregate principal
      -------------------------
amount of all Revolving Loans outstanding.

     "Revolving Credit Note" means the Revolving Credit Note executed and
      ---------------------
delivered pursuant to Section 2.1.

     "Revolving Loan" means a Loan granted to Borrower by Lender in
      --------------
accordance with Section 2.1.

     "Sale and Lease-Back Transaction" means any arrangement with any Person
      -------------------------------
providing for the leasing by Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by Borrower or such Subsidiary to such Person.

     "SEC" means the United States Securities and Exchange Commission.
      ---

     "Security Documents" means the Pledge Agreement, the UCC financing
      ------------------
statements filed in connection with any Security Document, and any other document executed and/or delivered in connection with this Agreement pursuant to which any Lien is granted by any Company to Lender as security for all or any part of the Obligations.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a division of
      -----------------
McGraw-Hill, Inc., or any successor to such company.

     "Standard Permitted Lien" means any of the following: (i) Liens for
      -----------------------
taxes not yet delinquent or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established; (ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers', suppliers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower or any of its Subsidiaries and do not secure any Indebtedness; (iii) Liens created by this Agreement or the other Loan Documents; (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements; (v) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of Borrower and its Subsidiaries considered as an entirety, or (B) a Material Adverse Effect; (vi) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease), provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and (vii) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC.

     "Subordinated", as applied to Indebtedness, means that the Indebtedness
      ------------
has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Lender) in favor of the prior payment in full of the Obligations.

     "Subsidiary" of Borrower or any of its Subsidiaries shall mean (a) a
      ----------
corporation more than 50% of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof.

     "Total Commitment Amount" means the lesser of (i) $15,000,000, and (ii)
      -----------------------
such lesser amount as determined pursuant to Section 2.5(b).

     "Total Liabilities" means the total of all items of Indebtedness or
      -----------------
liability that, in accordance with GAAP, would be included in determining total liabilities on the liability side of the balance sheet as of the date of determination.

     "UCC" means the Uniform Commercial Code as in effect from time to time
      ---
in the State of Ohio or in any other state the laws of which are required to be applied in connection with the issue of perfection of pledged interests or security interests.

     "Unused Total Revolving Commitment" means, at any time, the excess of
      ---------------------------------
(i) the Total Commitment Amount over (ii) the Revolving Credit Exposure at such time.

     "Voting Power" means, with respect to any Person, the exclusive ability
      ------------
to control, through the ownership of equity interests the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of equity interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

     "Welfare Plan" means an ERISA Plan that is a "welfare plan" within the
      ------------
meaning of ERISA Section 3 (l).

     SECTION 1.2. Computation of Time Periods.  In this Agreement in the
                  ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each means "to but excluding" and the word "through" means "through and including."

     SECTION 1.3. Accounting Terms.  Except as otherwise specifically
                  ----------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

     SECTION 1.4. Terms Generally.  The definitions of terms herein shall
                  ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

                   ARTICLE II.   AMOUNT AND TERMS OF CREDIT

     SECTION 2.1. Amount and Nature of Credit.  Loans may be made as
                  ---------------------------
Revolving Loans as follows:

     (a) Subject to the terms and conditions of this Agreement, during the Revolving Commitment Period, Lender shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Total Commitment Amount. Borrower has the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Revolving Commitment Period, by means of any combination of Base Rate Loans and/or LIBOR Loans.

     (b) Borrower shall pay interest on the unpaid principal amount of Base Rate Loans outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Base Rate Loans shall be payable monthly in arrears on the last Business Day of each calendar month and at the maturity thereof.

     (c) Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding from time to time, from the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto, fixed in advance for each Interest Period (but subject to changes in the Applicable Margin). Interest on such LIBOR Loans shall be at the Derived LIBO Rate, as calculated on the first day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), and shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

     (d) At the request of Borrower, subject to the notice and other provisions of Section 2.2, Lender shall convert Base Rate Loans to LIBOR Loans at any time and shall convert LIBOR Loans to Base Rate Loans on any Interest Adjustment Date.

     (e) The obligation of Borrower to repay the Base Rate Loans and LIBOR Loans made by Lender and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower in the form of Exhibit A. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section
2.1 to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Revolving Commitment Period.

     SECTION 2.2. Conditions to Loans.  The obligation of Lender to make a
                  -------------------
Loan or to convert a LIBOR Loan or Base Rate Loan is conditioned, in the case of each borrowing, conversion or continuation hereunder, upon:

     (a) all conditions precedent as listed in Article IV shall have been satisfied;

     (b) receipt by Lender of a Notice of Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time), (i) with respect to Base Rate Loans, on the proposed date of borrowing or conversion, and, (ii) with respect to LIBOR Loans, three Business Days prior to the proposed date of borrowing, conversion or continuation;

     (c) Borrower's request for a Base Rate Loan shall be in an amount of not less than $500,000 and increased by increments of $100,000 thereafter and LIBOR Loan shall be in an amount of not less than $1,000,000 and increased by increments of $500,000 thereafter;

     (d) the fact that no Default or Event of Default shall then exist or immediately after the making, conversion or continuation of such Loan would exist;

     (e) the fact that each of the representations and warranties contained in Article VII shall be true and correct in all material respects (provided that if any such representation or warranty contains any materiality qualifier, such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of the date of the making, conversion or continuation of such Loan, except to the extent that any thereof expressly relate to an earlier date; and

     (f) at no time shall Borrower request that LIBOR Loans be outstanding for more than five different Interest Periods at any time.

     Each request by Borrower for the making of a Loan or conversion of a LIBOR Loan or Base Rate Loan shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in clauses (d) and (e) above.

     Each request for a LIBOR Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify Lender against any loss or reasonable expense incurred by Lender as a result of any failure by Borrower to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or reasonable expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by Lender to fund such LIBOR Loan, which losses shall be calculated by Lender in a manner consistent with Section 2.4(b). A certificate as to the amount of such loss or expense submitted by Lender to Borrower shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.3. Payment on Note, Etc.  All payments of principal, interest
                  --------------------
and Commitment Fees and other fees shall be made to Lender via wire transfer in immediately available funds denominated in United States dollars. Lender shall record (a) any principal, interest or other payment and (b) the principal amount of the Base Rate Loans and LIBOR Loans, and all prepayments thereof and the applicable dates with respect thereto, by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under the Note.
The aggregate unpaid amount of Base Rate Loans and LIBOR Loans set forth on the records of Lender shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on the Note. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on the Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on each Note; provided, however, that, with respect to any LIBOR Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

     SECTION 2.4. Prepayment.   Borrower has the right at any time or from
                  ----------
time to time to prepay all or any part of the principal amount of the Note then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Borrower shall give Lender notice of prepayment of any Base Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made. Prepayments of Base Rate Loans shall be without any premium or penalty, other than any prepayment fees, penalties or other charges that may be contained in any Hedge Agreement.

     (b) In any case of prepayment of a LIBOR Loan, Borrower agrees that if the LIBO Rate as determined as of 11:00 A.M. (London time), three Business Days prior to the date of prepayment of such LIBOR Loan (hereinafter, "Prepayment LIBOR") shall be lower than the last LIBO Rate previously determined for such LIBOR Loan with respect to which prepayment is intended to be made (hereinafter, "Last LIBOR"), then Borrower shall, upon written notice by Lender, promptly pay to Lender in immediately available funds, a prepayment fee equal to the product of (a) a rate (the "Prepayment Rate") that shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR, times (b) all or such part of the principal amounts of the Note as relate to the LIBOR Loan to be prepaid, times (c) the number of days in the period commencing with the date on which such prepayment is to be made to that date that coincides with the last day of the Interest Period previously established when the LIBOR Loan, that is to be prepaid, was made. In addition, Borrower shall immediately pay directly to Lender, the amount claimed as additional costs or reasonable expenses (including, without limitation, cost of facsimile or telex transmission, wires, or cables) incurred in connection with the prepayment, upon Borrower's receipt of a written statement from Lender. Each prepayment of a LIBOR Loan shall be in the aggregate principal sum of not less than $500,000.

     SECTION 2.5. Fees; Reduction of Revolving Commitment.
                  ---------------------------------------

     (a) Commitment Fee.  Borrower agrees to pay to Lender, as a
         --------------
consideration for the Revolving Commitment, a commitment fee ("Commitment Fee") for the period from the Closing Date to and including the last day of the Revolving Commitment Period, computed for each day at a rate per annum equal to 0.50% times the Unused Total Revolving Commitment in effect on such day. The accrued Commitment Fee shall be payable in arrears on the last Business Day of each December, March, June and September and on the last day of the Revolving Commitment Period.

     (b) Reduction of Revolving Commitment.  Borrower may at any time or from
         ---------------------------------
time to time permanently reduce in whole or ratably in part the Revolving Commitment to an amount not less than the existing Revolving Credit Exposure, by giving Lender not fewer than three Business Days' prior written notice of such reduction, provided that any such partial reduction shall be in an amount of not less than $5,000,000. After each such reduction, the Commitment Fees payable hereunder shall be calculated upon the Revolving Commitment as so reduced. Any partial reduction in the Revolving Commitment shall be effective during the remainder of the Revolving Commitment Period.

     SECTION 2.6. Computation of Interest and Fees; Default Rate.  Interest
                  ----------------------------------------------
on Loans, Related Expenses, Commitment Fees and other fees and charges hereunder shall be computed on the basis of a year having 360 days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

     SECTION 2.7. Mandatory Payment.  If the Revolving Credit Exposure at any
                  -----------------
time exceeds the Total Commitment Amount then in effect, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Revolving Loans sufficient to reduce the Revolving Credit Exposure to an amount that is equal to or less than the Total Commitment Amount. Any prepayment of a LIBOR Loan pursuant to this Section 2.7 shall be subject to the prepayment fees set forth in Section 2.4.

       ARTICLE III.   ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS;
                          INCREASED CAPITAL; TAXES

     SECTION 3.1. Reserves or Deposit Requirements, Etc.  If, at any time,
                  -------------------------------------
any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the reserve percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any LIBOR Loan by, Lender, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to Lender of making or maintaining hereunder such LIBOR Loan or to reduce the amount of principal or interest received by Lender with respect to such LIBOR Loan, then, upon demand by Lender, Borrower shall pay to Lender from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify Lender for such increased cost or reduced amount, provided such additional cost or reduced amount was allocable to such LIBOR Loan. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by Lender to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by Lender, Borrower, upon at least three Business Days' prior written notice to Lender, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Base Rate Loan regardless of the Interest Period thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4. Lender shall notify Borrower as promptly as practicable of the existence of any event that will likely require the payment by Borrower of any such additional amount under this Section.

     SECTION 3.2. Tax Law, Etc.  (a) In the event that by reason of any law,
                  ------------
regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central Lender whether or not having the force of law, Lender shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of Lender) and if any such measures or any other similar measure shall result in an increase in the cost to Lender of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or commitment fee receivable by Lender in respect thereof, then Lender shall promptly notify Borrower stating the reasons therefor. Borrower shall thereafter pay to Lender, upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, such additional amounts as shall fully compensate Lender for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by Lender to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

     (b) If Lender receives such additional consideration from Borrower pursuant to this Section 3.2, Lender shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrower to the extent, but only to the extent, that Lender shall receive an actual refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of Lender) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to Lender. If, at the time any audit of Lender's income tax return is completed, Lender determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrower as aforesaid or that its net income taxes are or were not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrower as aforesaid, Borrower, upon demand of Lender, shall promptly pay to Lender the amount so refunded to which Lender was not so entitled, or the amount by which the net income taxes of Lender were not so reduced, as the case may be.

     (c) Notwithstanding any other provision of this Agreement, after any such demand for compensation by Lender, Borrower, upon at least three Business Days' prior written notice to Lender, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Base Rate Loan regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4.

     SECTION 3.3. Eurodollar Deposits Unavailable or Interest Rate
                  ------------------------------------------------
Unascertainable.  In respect of any LIBOR Loan, in the event that Lender has
---------------
determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loan is not available to Lender in the applicable eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable to such Interest Period, as the case may be, Lender shall promptly give notice of such determination to Borrower and (a) any notice of a new LIBOR Loan (or conversion of an existing Loan to a LIBOR
Loan) previously given by Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make a Base Rate Loan, and (b) Borrower shall be obligated either to prepay, or to convert to a Base Rate Loan, any outstanding LIBOR Loan on the last day of the then current Interest Period with respect thereto.

     SECTION 3.4. Indemnity.  Without prejudice to any other provisions of
                  ---------
this Article III, Borrower hereby agrees to indemnify Lender against any loss or expense that Lender may sustain or incur as a consequence of any default by Borrower in payment when due of any amount hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by Lender in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by Lender in the exercise of its sole discretion. A certificate as to any such loss or expense shall be promptly submitted by Lender to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

     SECTION 3.5. Changes in Law Rendering LIBOR Loans Unlawful.  If at any
                  ---------------------------------------------
time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for Lender to fund any LIBOR Loan that it is committed to make hereunder with moneys obtained in the eurodollar market, the commitment of Lender to fund such LIBOR Loan shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and Lender shall by written notice to Borrower declare that its commitment with respect to such LIBOR Loan has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and Lender shall similarly notify Borrower. If any such change shall make it unlawful for Lender to continue in effect the funding in the applicable eurodollar market of any LIBOR Loan previously made by it hereunder, Lender shall, upon the happening of such event, notify Borrower thereof in writing stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such LIBOR Loan to a Base Rate Loan or prepay such LIBOR Loan in full. Any such prepayment or conversion shall be subject to the prepayment fees described in
Section 2.4.

     SECTION 3.6. Funding.  Lender may, but shall not be required to, make
                  -------
LIBOR Loans hereunder with funds obtained outside of the United States.

     SECTION 3.7. Capital Adequacy.  If Lender has determined, after the
                  ----------------
Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which Lender (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within 10 days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender (or its holding company) for such reduction. Lender shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. A certificate of Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods. Failure on the part of Lender to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of Lender's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to Lender regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition that shall have been imposed.

               ARTICLE IV.   CONDITIONS PRECEDENT

     The obligation of Lender to make any Loan on or after the Closing Date is subject to Borrower satisfying each of the following conditions:

     SECTION 4.1. Credit Agreement.  This Agreement shall have been executed
                  ----------------
by Borrower and Lender, and Borrower shall have delivered to Lender a signed counterpart of this Agreement.

     SECTION 4.2. Revolving Credit Note.  Borrower shall have executed and
                  ---------------------
delivered to Lender the Revolving Credit Note.

     SECTION 4.3. Closing Date Guaranty.  Borrower shall have delivered to
                  ---------------------
Lender the Closing Date Guaranty duly executed by each of the Closing Date Guarantors.

     SECTION 4.4. Pledge Agreement.  Borrower shall have duly executed and
                  ----------------
delivered to Lender the Pledge Agreement and shall have delivered to Lender each of the certificates evidencing the equity pledged thereunder, together with transfer powers executed by Borrower in blank.

     SECTION 4.5. Fees.  Borrower shall have paid to Lender, on the Closing
                  ----
Date, (a) a closing fee in the aggregate amount of $25,000, which shall be non-refundable and deemed fully earned when paid, and (b) all fees and expenses of Lender in connection with the preparation and negotiation of the Loan Documents, including, without limitation, all reasonable fees and expenses of counsel to Lender that have been invoiced on or prior to the Closing Date.

     SECTION 4.6. Certified Certificate of Incorporation, Resolutions,
                  ----------------------------------------------------
Incumbency; Good Standing Certificates.  Borrower shall have delivered to
--------------------------------------
Lender (a) a certificate of each Credit Party, dated the Closing Date and executed by its Secretary or Assistant Secretary, which shall (i) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is or may become a party, (ii) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Credit Party authorized to sign the Loan Documents to which it is or may become a party, and (iii) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Credit Party (which, with respect to Borrower, shall be certified by the relevant authority of the State of Florida) and a true and correct copy of such Credit Party's bylaws or operating, management or partnership agreement,
(b) a long form good standing certificate for each Credit Party from its jurisdiction of organization, and (c) original certificates of good standing from each other jurisdiction in which each Credit Party is authorized or qualified to do business.

     SECTION 4.7. Officer's Certificate.  The Lender shall have received a
                  ---------------------
certificate, signed by a Financial Officer of Borrower and each other Credit Party, on the Closing Date (a) stating that no Default or Event of Default has occurred or will occur as a result of the making of any Loan by Lender,
(b) stating that the representations and warranties contained in Article VII are true and correct in all material respects (except for any such representation or warranty that contains any materiality qualifier, which representation or warranty is true and correct in all respects) as of such date, and (c) certifying any other factual matters as may be reasonably requested by Lender.

     SECTION 4.8. Opinions of Counsel.  Borrower shall have delivered to
                  -------------------
Lender such opinions of counsel from counsel to each Credit Party as Lender shall request, each of which shall be addressed to Lender and dated the Closing Date and in form and substance satisfactory to Lender.

     SECTION 4.9. Filings, Registrations and Recordings.  Each document
                  -------------------------------------
(including, without limitation, any UCC financing statements) required by the Loan Documents or under applicable law or reasonably requested by Lender to be filed, registered or recorded to create in favor of Lender a perfected Lien on the Collateral, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3), shall be in proper form for filing, registration or recordation.

     SECTION 4.10. Search Reports.  Lender shall have received the results of
                   --------------
UCC and other search reports in respect of each of the Companies from one or more commercial search firms acceptable to Lender, listing all of the effective financing statements filed against any Company, together with copies of such financing statements; provided that such financing statements shall not reveal a Lien on any of the assets of any of the Companies, except for Liens permitted by Section 6.3 or discharged on or prior to the Closing Date pursuant to pay off letters or other documentation acceptable to Lender.

     SECTION 4.11. Proceedings and Documents.  All corporate and other
                   -------------------------
proceedings and all documents incidental to the transactions contemplated hereby shall be in form and substance satisfactory to Lender, and Lender shall have received all such counterpart originals or certified or other copies of such documents as Lender may reasonably request.

     SECTION 4.12. Financial Statements.  Borrower shall have delivered to
                   --------------------
Lender (a) audited Consolidated financial statements of Borrower for its 2003 and 2004 fiscal years, (b) unaudited interim Consolidated financial statements of Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (a) of this Section 4.12 as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of Lender, reflect any material adverse change in the Consolidated financial condition of Borrower.

     SECTION 4.13. Pay-Off Letters.  Lender shall have received pay-off
                   ---------------
letters, in form and substance satisfactory to Lender, for all existing Indebtedness, if any, to be repaid from the proceeds of the Loans to Borrower that Borrower has requested Lender to make on the Closing Date, confirming that all Liens upon any of the property of the Companies securing such Indebtedness will be released on the Closing Date.

     SECTION 4.14. No Material Adverse Change.  No material adverse change,
                   --------------------------
in the opinion of Lender, shall have occurred in the financial condition, operations or prospects of any Credit Party since December 31, 2004.

     SECTION 4.15. Miscellaneous.  Borrower shall have provided to Lender
                   -------------
such other items and shall have satisfied such other conditions as may be reasonably required by Lender.

                ARTICLE V.   AFFIRMATIVE COVENANTS

     Borrower agrees that so long as the Revolving Commitment remains in effect and, thereafter, until all of the Obligations shall have been paid in full, Borrower shall perform and observe, and shall cause each of its Subsidiaries to perform and observe, each of the following provisions:

     SECTION 5.1. Insurance.
                  ---------

     (a) Borrower shall, and shall cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by Borrower and its Subsidiaries as of the Closing Date, and (ii) forthwith upon Lender's written request, furnish to Lender such information about such insurance as Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Lender and certified by an officer of Borrower.

     (b) If Borrower or any of its Subsidiaries shall fail to maintain any insurance in accordance with this Section, Lender shall have the right (but shall be under no obligation) to procure such insurance and Borrower agrees to reimburse Lender on demand for all costs and expenses of procuring such insurance.

     SECTION 5.2. Money Obligations.  Borrower shall, and shall cause each of
                  -----------------
its Subsidiaries to, pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those that are payable over time in the normal course of business or those that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

     SECTION 5.3. Reporting Requirements.  Borrower shall furnish to Lender:
                  ----------------------

     (a) Annual Financial Statements.  As soon as available and in any event
         ---------------------------
within 90 days after the close of each fiscal year of Borrower, the consolidated balance sheets of Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year (and individual financial statement printouts for Borrower and its Subsidiaries that comprise Borrower's consolidated financial statements), in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of Moore Stephens, P.C. or any other independent public accountants acceptable to Lender, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

     (b) Quarterly Financial Statements.  As soon as available and in any
         ------------------------------
event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of Borrower, the unaudited consolidated balance sheets of Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of Borrower by the Chief Financial Officer of Borrower, subject to changes resulting from normal year-end audit adjustments.

     (c) Officer's Compliance Certificates.  At the time of the delivery of
         ---------------------------------
the financial statements provided for in subparts (a) and (b) above, a Compliance Certificate signed by the Chief Financial Officer of Borrower.

     (d) Budgets and Forecasts.  Not later than 90 days after the
         ---------------------
commencement of any fiscal year of Borrower, commencing with the fiscal year ending December 31, 2005, a consolidated budget in reasonable detail for each of the four fiscal quarters of such fiscal year, and (if and to the extent prepared by management of Borrower) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement and capital expenditures of Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which such forecasts and budget are based.

     (e) Notices.  Promptly, and in any event within three Business Days
         -------
after any Company obtains knowledge thereof, notice of:

        (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Borrower proposes to take with respect thereto; or

        (ii) the commencement of, or any other material development concerning, any litigation or governmental or regulatory proceeding pending against any Company or the occurrence of any other event, if the same would be reasonably likely to have a Material Adverse Effect.

     (f) SEC Reports and Registration Statements.  Promptly after
         ---------------------------------------
transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms).

     (g) Annual, Quarterly and Other Reports.  Promptly after transmission
         -----------------------------------
thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Borrower furnishes to its stockholders generally.

     (h) Press Releases.  Promptly after the release thereof to any news
         --------------
organization or news distribution organization, copies of any press releases and other similar statements intended to be made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments relating to the Borrower or any of its Subsidiaries.

     (i) Other Information.  Within 10 days after a request therefor, such
         -----------------
other information or documents (financial or otherwise) relating to any Company as Lender may reasonably request from time to time.

     SECTION 5.4. Books, Records and Inspections.  Borrower shall, and shall
                  ------------------------------
cause each of its Subsidiaries to, (a) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower or such Subsidiary, as the case may be, in accordance with GAAP; and (b) permit officers and designated representatives of Lender to visit and inspect any of the properties or assets of Borrower and its Subsidiaries in whomsoever's possession (but only to the extent Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), to examine the books of account of Borrower and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of Borrower and of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as Lender may request.

     SECTION 5.5. Franchises.  Except as permitted by Section 6.6, Borrower
                  ----------
shall, and shall cause each of its Subsidiaries to, preserve and maintain at all times its existence, rights and franchises.

     SECTION 5.6. Environmental Compliance.  Borrower shall, and shall cause
                  ------------------------
each of its Subsidiaries to, comply in all respects with any and all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower shall furnish to Lender, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority or private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section 5.7, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise. Borrower shall defend, indemnify and hold Lender harmless against all costs, claims, damages, penalties, liabilities and reasonable expenses of every kind or nature whatsoever (including reasonable attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

     SECTION 5.7. Use of Proceeds.  Borrower's use of the proceeds of the
                  ---------------
Revolving Credit Note shall be solely for refinancing of existing indebtedness, for working capital needs and for other general corporate purposes of Borrower.

     SECTION 5.8. Guaranties and Pledge Agreement.
                  -------------------------------

     (a) Each Domestic Subsidiary that is wholly-owned (directly or indirectly) by Borrower which is created, acquired or held on or subsequent to the Closing Date shall immediately become a party to the Closing Date Guaranty or execute a separate Guaranty and shall deliver such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Lender; provided, however, that no Dissolved Subsidiary shall be required to become a party to the

Closing Date Guaranty or execute a separate Guaranty so long as on or before November 4, 2005, (i) the appropriate documents, including, without limitation, a certificate or articles of dissolution, have been filed with the appropriate governmental authorities to effect dissolution of such Dissolved Subsidiary in accordance with applicable law and (ii) evidence thereof acceptable to Lender shall have been delivered to Lender; provided further that no revocation of any such dissolution shall occur or be requested.

     (b) If at any time all or a portion of the equity interests of a Credit Party (other than Borrower) are sold or transferred in accordance with this Agreement, Borrower or such Credit Party shall deliver notice to Lender of such sale or transfer and request that such Credit Party be released from its obligations under the Guaranty to which it is a party. Upon receipt of such notice by Lender, Lender shall promptly release such Credit Party from its obligations under such Guaranty and, if requested by Borrower or such Credit Party, shall execute and deliver to Borrower and such Credit Party written confirmation thereof, all at the reasonable expense of Borrower and/or such Credit Party. From and after release, such released Credit Party shall no longer be deemed a Guarantor or Credit Party under any of the Loan Documents.

     (c) If any Credit Party forms or acquires a Subsidiary on or after the Closing Date, such Credit Party shall execute and deliver to Lender such pledge agreements and take such other actions (including delivering the certificates representing such shares of stock or other equity interests to Lender) as shall be necessary to create and perfect valid and enforceable first priority Liens in favor of Lender on all of the issued and outstanding stock or other equity interests (or, in the case of any "controlled foreign corporation," as defined in Section 957 of the Code, no more than 662/3% of the issued and outstanding voting stock or other equity interests) of such newly formed or acquired Subsidiary owned by such Credit Party, all of the foregoing to be in form and substance satisfactory to Lender.

     SECTION 5.9. Good Repair.  Borrower shall, and shall cause each of its
                  -----------
Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

     SECTION 5.10. Compliance with Statutes, etc.  Borrower shall, and shall
                   -----------------------------
cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not be reasonably expected to have a Material Adverse Effect.

     SECTION 5.11. Further Assurances.  Borrower shall, and shall cause each
                   ------------------
of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to Lender such documents, agreements and instruments, and will take or cause to be taken such further actions that may be required by law or that Lender may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents, all at the reasonable expense of Borrower.

                   ARTICLE VI.   NEGATIVE COVENANTS

     Borrower agrees that so long as the Revolving Commitment remains in effect and thereafter until all of the Obligations shall have been paid in full, Borrower shall perform and observe, and shall cause each of its Subsidiaries to perform and observe, each of the following provisions:

     SECTION 6.1. Financial Covenants.
                  -------------------

     (a) Leverage Ratio.  Borrower shall not suffer or permit, at any time,
         --------------
the Leverage Ratio to be greater than 3.00 to 1.00.

     (b) Interest Coverage Ratio.  Borrower shall not suffer or permit, at
         -----------------------
any time, the Interest Coverage Ratio to be less than 3.00 to 1.00.

     (c) Maximum Debt Per Patient.  Borrower shall not suffer or permit, at
         ------------------------
any time, the quotient obtained by dividing (i) Consolidated Funded Indebtedness at such time by (ii) the aggregate number of patients of Borrower and its Subsidiaries at such time, to be greater than $35,000, at such time.

     (d) Consolidated Net Worth.  Borrower shall not suffer or permit its
         ----------------------
Consolidated Net Worth, at any time, to be less than the sum of (i) $22,978,000, plus (ii) the sum of (A) 50% of the positive Consolidated Net Income for each fiscal year (without any reduction for net losses), commencing with the 2005 fiscal year of Borrower, and (B) 100% of the proceeds from any equity offering by any Company or any debt offering of any Company to the extent actually converted to into equity.

     (e) Consolidated Capital Expenditures.  Borrower shall not permit the
         ---------------------------------
aggregate amount of Consolidated Capital Expenditures made by Borrower and/or its Subsidiaries in any fiscal year to exceed $20,000,000.

     SECTION 6.2. Indebtedness.  Borrower shall not, and shall not permit any
                  ------------
of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of Borrower or any of its Subsidiaries, except:

     (a) Indebtedness incurred under this Agreement and the other Loan Documents or any other Indebtedness incurred to Lender;

     (b) the Indebtedness existing on the Closing Date set forth on Schedule
6.2;

     (c) Indebtedness in respect of capital leases and purchase money obligations for fixed or capital assets within the limitations set forth in
Section 6.3(c), provided the aggregate outstanding principal amount (using capitalized lease obligations in lieu of principal amount, in the case of any capital lease) of Indebtedness permitted by this subpart (c) shall not exceed $1,500,000 at any time;

     (d) any intercompany loans (i) made by any Credit Party during any fiscal year of Borrower to any Subsidiary of Borrower that is not a Credit Party (other than any Dissolved Subsidiary), provided that the aggregate outstanding principal amount of all such intercompany loans made during such fiscal year to such Subsidiaries does not exceed $4,000,000, (ii) made by any Subsidiary of Borrower that is not a Credit Party to any Credit Party, provided that such intercompany loans (and any guarantees thereof by any of the Credit Parties) constitute Subordinated Indebtedness at the time such loans (and guarantees, if applicable) are incurred, or (iii) made by any Subsidiary of Borrower that is not a Credit Party to any other Subsidiary of Borrower that is not a Credit Party;

     (e) Indebtedness of Borrower and its Subsidiaries under Hedge Agreements or any other interest rate management device acceptable to Lender, provided such agreements or devices have been entered into in the ordinary course of business and not for speculative purposes;

     (f) any guarantee of (i) any Company in respect of Indebtedness of any other Company that is otherwise permitted under this Section 6.2 (other than subpart (d)(iv) above), and (ii) any Subsidiary of

Borrower that is not a Credit Party in respect of Indebtedness of any other Subsidiary of Borrower that is not a Credit Party; and

     (g) additional unsecured Indebtedness of any Company to the extent not permitted by any of the foregoing subparts, provided that the aggregate outstanding principal amount of all such Indebtedness for all Companies does not exceed $1,000,000 at any time.

     SECTION 6.3. Liens.  Borrower shall not, and shall not permit any of its
                  -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of Borrower or any such Subsidiary whether now owned or hereafter acquired, except:

     (a) any Standard Permitted Lien;

     (b) Liens existing on the Closing Date set forth on Schedule 6.3; and

     (c) Liens securing Indebtedness permitted under Section 6.2(c); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition and (iii) with respect to capital leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such capital leases.

     SECTION 6.4. Investments.  Borrower shall not, and shall not permit any
                  -----------
of its Subsidiaries to, directly or indirectly, make or commit to make any Investment, except:

     (a) Investments by Borrower or any of its Subsidiaries in Cash
Equivalents;

     (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

     (c) Borrower and its Subsidiaries may acquire and hold receivables and similar items owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

     (d) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business; provided the aggregate outstanding amount of all such loans and advances shall not exceed $250,000 at any time;

     (e) any guarantees permitted by Section 6.2(f);

     (f) Investments of Borrower and its Subsidiaries in Hedge Agreements or any other interest rate management device permitted by Section 6.2(e);

     (g) Investments (other than those described in subpart (h) below) (i) of Borrower or any of its Subsidiaries in any Subsidiary existing as of the Closing Date, (ii) of Borrower in any Credit Party made after the Closing Date, (iii) of any Credit Party in any other Credit Party (other than Borrower) made after the Closing Date, (iv) of any Subsidiary of Borrower that is not a Credit Party in any other Subsidiary of Borrower that is not a Credit Party made after the Closing Date, or (v) of any Credit Party in any Subsidiary of Borrower that is not a Credit Party (other than any Dissolved Subsidiary) made after the Closing Date, provided that the aggregate amount of all such Investments made during any fiscal year shall not exceed $12,000,000; further provided, that no Subsidiary of Borrower that is not wholly-owned

(directly or indirectly) by Borrower shall be permitted to form, acquire or hold a Subsidiary without Lender's prior written consent;

     (h) intercompany loans permitted by Section 6.2(d);

     (i) Acquisitions permitted by Section 6.6(d);

     (j) promissory notes, earn-outs, other contingent obligations and other non-cash consideration received by Borrower or any of its Subsidiaries as partial payment of the total consideration of any Asset Sale made in accordance with Section 6.6(c);

     (k) loans made by Borrower or any of its Subsidiaries during any fiscal year of Borrower to minority shareholders or minority members, as the case may be, of Subsidiaries of Borrower for the purpose of partially financing such shareholder's or member's equity investment or contribution in such Subsidiaries, provided that the aggregate outstanding principal amount of all such loans made during any fiscal year shall not exceed $4,000,000;

     (l) the Investment of Borrower in DCA of Toledo, LLC, existing as of the Closing Date; and

     (m) other Investments by any Company in any other Person (other than any Company) made after the Closing Date and not permitted pursuant to the foregoing subparts, provided that (i) at the time of making any such Investment no Default or Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the maximum cumulative amount of all such Investments that are so made pursuant to this subpart and outstanding at any time shall not exceed an aggregate of $4,000,000, taking into account the repayment of any loans or advances comprising such Investments.

     SECTION 6.5. Restricted Payments.  Borrower shall not, and shall not
                  -------------------
permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

     (a) Borrower or any of its Subsidiaries may declare and pay or make Capital Distributions that are payable solely in additional shares of its common stock (or warrants, options or other rights to acquire additional shares of its common stock);

     (b) (i) any Subsidiary of Borrower may declare and pay or make Capital Distributions to any Credit Party, and (ii) any Subsidiary that is not a Credit Party may declare and pay or make Capital Distributions to any other Subsidiary that is not a Credit Party; and

     (c) each Subsidiary of Borrower that is not wholly-owned (directly or indirectly) by Borrower may declare and pay or make Cash Dividends on a pro rata basis to its shareholders or members, as the case may be, based on dividend and/or profit sharing arrangements in effect on the Closing Date or consistent with such arrangements if entered into after the Closing Date, provided that such Cash Dividends are paid from such Subsidiary's Cash Flow (as defined in its Organizational Documents or any thereof).

     SECTION 6.6. Merger; Acquisition; Sale of Assets.  Borrower shall not,
                  -----------------------------------
and shall not permit any of its Subsidiaries to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any transaction of merger or consolidation, (iii) make or otherwise effect any Acquisition, (iv) make or otherwise effect any Asset Sale, or (v) agree to do any of the foregoing at any future time, except that, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, each of the following shall be permitted:

     (a) the merger, consolidation or amalgamation of (i) any Subsidiary of Borrower with or into Borrower, provided Borrower is the surviving or continuing or resulting corporation; (ii) any Subsidiary of Borrower with or into any Credit Party, provided that the surviving or continuing or resulting corporation is a Credit Party; or (iii) any Subsidiary that is not a Credit Party with or into any other Subsidiary that is not a Credit Party;

     (b) any Asset Sale by (i) any Subsidiary of Borrower to any Credit Party; or (ii) any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party;

     (c) in addition to any Asset Sale permitted above, Borrower or any of its Subsidiaries may consummate any Asset Sale, provided that the consideration for such Asset Sale (i) represents fair value and at least 90% of such consideration consists of cash; (ii) does not exceed $200,000; and,
(iii) when added together with the aggregate consideration for all other Asset Sales permitted under this subpart (c), does not exceed $1,000,000;

     (d) Borrower or any Subsidiary may make any Acquisition that is a Permitted Acquisition, provided that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied; and

     (e) any Subsidiary of Borrower may be dissolved or voluntarily liquidated, provided that its assets are transferred to one or more Credit Parties upon such dissolution or liquidation.

     SECTION 6.7. Affiliate Transactions.  Borrower shall not, and shall not
                  ----------------------
permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate, except (a) transactions between or among Credit Parties in the ordinary course of business; and (b) transactions between or among Subsidiaries that are not Credit Parties in the ordinary course of business.

     SECTION 6.8. ERISA Compliance.  Borrower shall not, and shall not permit
                  ----------------
any of its Subsidiaries to, incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to Lender (a) as soon as possible and in any event within 30 days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof, a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify Lender of any material taxes assessed, proposed to be assessed or which Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section 6.7 "material" means the measure of a matter of significance that shall be determined as being an amount equal to 5% of the Consolidated Net Worth of Borrower. As soon as practicable, and in any event within 20 days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide Lender with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Lender, deliver or cause to be delivered to Lender true and correct copies of any document relating to the ERISA Plan of any Company.

     SECTION 6.9. Regulations U and X.  Borrower shall not, and shall not
                  -------------------
permit any of its Subsidiaries to, take any action that would result in any non-compliance of the Loans with Regulations U and X, or any other regulation, of the Board of Governors of the Federal Reserve System.

     SECTION 6.10. Amendment of Material Documents.  Borrower shall not, and
                   -------------------------------
shall not permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness or Material Indebtedness; (b) its Organizational Documents; or (c) contracts, agreements or arrangements to which such Company is party and which are material to the operation or conduct of its business, in each case, to the extent any such amendment, modification or waiver would be adverse to the Lender in any material respect relating to this Agreement and/or the transactions contemplated hereunder.

     SECTION 6.11. Patriot Act; FCPA.  Borrower shall, and shall cause its
                   -----------------
Subsidiaries to, comply in all material respects with the Patriot Act at all times from and after the date of this Agreement. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended

     SECTION 6.12. Restrictive Agreements.  Borrower shall not, and shall not
                   ----------------------
permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any contract, agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of (a) Borrower or such Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) any Subsidiary to pay dividends or other distributions, including, without limitation, Capital Distributions with respect to any shares of its issued and outstanding equity interests or to make or repay loans or advances to any Company, or to guarantee Indebtedness of any Company; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by any Loan Document; or (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder. Clause (a) of the foregoing shall not apply to (i) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; or (ii) customary provisions in leases and other contracts restricting the assignment thereof.

              ARTICLE VII.   REPRESENTATIONS AND WARRANTIES

     Borrower hereby makes the following representations and warranties:

     SECTION 7.1. Corporate Existence; Subsidiaries; Foreign Qualification.
                  --------------------------------------------------------

     (a) Each Company is an entity duly organized, validly existing, and in good standing under the laws of its state of organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in each jurisdiction where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

     (b) The following information is set forth on Schedule 7.1 as of the Closing Date: (i) the state of organization of Borrower, (ii) each state or other jurisdiction in which Borrower is qualified to do business as a foreign corporation, (iii) each Subsidiary of Borrower and each Subsidiary of each other Company, (iv) such Subsidiary's state or country of organization, (v) each state or other jurisdiction in which each Closing Date Guarantor is qualified to do business as a foreign entity, and (vi) the direct or indirect ownership of Borrower in each of its Subsidiaries. As of the Closing Date, Borrower has no wholly-owned Subsidiary other than the Closing Date Guarantors and the Dissolved Subsidiaries.

     (c) No Subsidiary of Borrower that is not wholly-owned (directly or indirectly) by Borrower owns any Subsidiary.

     SECTION 7.2. Corporate Authority.  Each Credit Party has the right and
                  -------------------
power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party's Board of Directors and are the valid and binding obligations of such Credit Party, enforceable against it in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 6.3 of this Agreement) upon any assets or property of any Credit Party under the provisions of such Credit Party's Organizational Documents or any agreement.

     SECTION 7.3. No Violation.  Neither the execution, delivery and
                  ------------
performance by any Credit Party of the Loan Documents to which it is party nor compliance with the terms and provisions thereof (a) will contravene in any material respect any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any governmental authority applicable to such Credit Party or its properties and assets, (b) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (c) will violate any provision of the Organizational Documents of such Credit Party.

     SECTION 7.4. Lawful Operations, etc.  Each Company (a) holds all
                  ----------------------
necessary foreign, federal, state, local and other governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business; and (b) is in compliance with all requirements imposed by law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or its properties and assets, including, without limitation, applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.5. Litigation and Administrative Proceedings.  There are no
                  -----------------------------------------
(a) lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, or (c) grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining, which, in each case, have had, or could reasonably be expected to have, a Material Adverse Effect.

     SECTION 7.6. Title to Assets.  Each Company has good title to and
                  ---------------
ownership of all property it owns or purports to own, which property is free and clear of all Liens, except those permitted under Section 6.3.

     SECTION 7.7. Liens and Security Interests.  On and after the Closing
                  ----------------------------
Date, except for Liens permitted pursuant to Section 6.3, (a) there is no financing statement outstanding covering any personal property of any Company, other than a financing statement in favor of Lender; (b) there is no mortgage outstanding covering any real property of any Company, other than a mortgage in favor of Lender; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien that may be or has previously been granted to Lender. Lender has a valid and enforceable first priority security interest in the Collateral. No Company has entered into any contract or agreement that exists on or after the Closing Date that would prohibit Lender from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.

     SECTION 7.8. Tax Returns.  All federal, state and local tax returns and
                  -----------
other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

     SECTION 7.9. Environmental Laws.  Each Company is in compliance with any
                  ------------------
and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except to the extent that any such failure to comply has not had, or could not reasonably be expected to have, a Material Adverse Effect. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law, except to the extent of any such release, threatened release or disposal that has not had, or could not reasonably be expected to have, a Material Adverse Effect. As used in this Section 7.9, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise.

     SECTION 7.10. Continued Business.  There exists no actual, pending, or,
                   ------------------
to Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would materially affect adversely any Company in any respect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

     SECTION 7.11. Employee Benefits Plans.  No ERISA Event has occurred or
                   -----------------------
is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled

Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a); (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code
Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period"; and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of pension plan assets. A Material Adverse Effect would not occur if all Controlled Group members withdrew from all Multiemployer Plans in a "complete withdrawal" (within the meaning of ERISA Section 4203).

     SECTION 7.12. Consents or Approvals.  No consent, approval or
                   ---------------------
authorization of, or filing (except for the filing of financing statements required to perfect Lender's security interest in the Collateral), registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

     SECTION 7.13. Solvency.  Borrower has received consideration that is the
                   --------
reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Lender. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Lender. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it will be an unreasonably small amount of capital, taking into consideration the obligations to Lender incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

     SECTION 7.14. No Material Adverse Change.  Since December 31, 2004,
                   --------------------------
there has been no change in the condition, business, affairs or prospects of Borrower or Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

     SECTION 7.15. Financial Statements.  The Consolidated financial
                   --------------------
statements of Borrower for the fiscal year ended December 31, 2004, and the interim Consolidated financial statements of Borrower for the fiscal quarters ended March 31, 2005, and June 30, 2005, furnished to Lender, are true and complete, have been prepared in accordance with GAAP and fairly present the Companies' financial condition as of the dates of such financial statements and the results of their operations for the periods then ended. Since the dates of such statements, there has been no material adverse change in any Companies' financial condition, properties or business nor any change in any Company's accounting procedures.

     SECTION 7.16. Regulations.  No Company is engaged principally, or as one
                   -----------
of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

     SECTION 7.17. Material Agreements.  Except as set forth on Schedule
                   -------------------
7.17, no Company is a party to any (a) debt instrument; (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the 1934 Act); (e) management or employment contract or contract for personal services with any of its Affiliates which is not otherwise terminable at will or on less than 90 days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement, which, as to subsections
(a) through (g), above, if violated, breached or terminated for any reason, could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.18. Intellectual Property.  Each Company owns, possesses, or
                   ---------------------
has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others.

     SECTION 7.19. Investment Company Act, etc.  No Company is subject to
                   ---------------------------
regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

     SECTION 7.20. Insurance.  Each Company maintains with financially sound
                   ---------
and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same businesses as the Companies.

     SECTION 7.21. Accurate and Complete Statements.  Neither the Loan
                   --------------------------------
Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. There is no fact known to Borrower that it has not disclosed to Lender which has or could have a Material Adverse Effect.

     SECTION 7.22. Defaults.  No Default or Event of Default exists
                   --------
hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

     SECTION 7.23. OFAC.  No Company (a) is a person whose property or
                   ----
interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224, (b) engages in any dealings or transactions prohibited by Section 2 of Executive Order 13224, or (c) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order.

     SECTION 7.24. Patriot Act.  Each Company is in compliance, in all
                   -----------
material respects, with the Patriot Act.

     SECTION 7.25. Loan Documents.  Upon execution, each Loan Document will
                   --------------
be in full force and of full effect as of the date hereof and each will remain an enforceable obligation of each Company party thereto in accordance with its respective terms.

                    ARTICLE VIII.   EVENTS OF DEFAULT

     Each of the following shall constitute an event of default hereunder (each an "Event of Default"):

     SECTION 8.1. Payments.  Borrower shall (a) default in the payment when
                  --------
due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans; or (b) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans, any Commitment Fees or any other Obligations.

     SECTION 8.2. Special Covenants.  Borrower shall default in the due
                  -----------------
performance or observance by it of any term, covenant or agreement contained in Section 5.3, 5.4, 5.5, 5.7, 5.8, 5.9, 5.10 or 5.11 or Article VI.

     SECTION 8.3. Other Covenants.  Any Credit Party shall default in the due
                  ---------------
performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in Sections 8.1 and 8.2 above) and such default is not remedied within 30 days after the earlier of (i) an officer of any Credit Party obtaining knowledge of such default or (ii) Borrower receiving written notice of such default from Lender.

     SECTION 8.4. Representations and Warranties.  If any representation,
                  ------------------------------
warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company to Lender or any Affiliate of Lender shall be false or erroneous.

     SECTION 8.5. Cross Default.  Any Company shall (i) default in any
                  -------------
payment with respect to any Material Indebtedness (other than the Obligations), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity; or any such Material Indebtedness of any Company shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or
(iii) without limitation of the foregoing clauses, default in any payment obligation under a Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Hedge Agreement or any other agreement or instrument relating thereto.

     SECTION 8.6. ERISA Default.  The occurrence of one or more ERISA Events
                  -------------
that could have a Material Adverse Effect or results in a Lien on any of the assets of any Company.

     SECTION 8.7. Change in Control.  If a Change in Control shall occur.
                  -----------------

     SECTION 8.8. Money Judgment.
                  --------------

     (a) One or more judgments, orders or decrees shall be entered against any Company involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $750,000 or more in the aggregate for all such judgments, orders and decrees for all Companies, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

     (b) One or more judgments, orders or decrees shall be entered against any Company involving a required divestiture of any material properties, assets or business reasonably estimated to have a fair value of $500,000 or more for all such judgments, orders and decrees for all Companies, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof.

     SECTION 8.9. Validity of Loan Documents.  (a) Any material provision of
                  --------------------------
any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Company; (c) any Credit Party shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Lender the benefits purported to be created thereby.

     SECTION 8.10. Solvency.  If any Company shall (a) discontinue business
                   --------
(except as otherwise permitted by Section 6.6 or approved by Lender in writing), (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors,
(g) suffer or permit to continue unstayed and in effect for 30 consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

                 ARTICLE IX.   REMEDIES UPON DEFAULT

     Notwithstanding any contrary provision or inference herein or elsewhere,

     SECTION 9.1. Optional Defaults.  If any Event of Default referred to in
                  -----------------
Sections 8.1 through and including 8.9 shall occur, Lender shall have the right, in its sole discretion, by written notice to Borrower, to:

     (a) terminate the Revolving Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligation of Lender to make any further Loan hereunder immediately shall be terminated;

     (b) accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower; and/or

     (c) exercise any other right or remedy available under any Loan Document or applicable law.

     SECTION 9.2. Automatic Defaults.  If any Event of Default referred to in
                  ------------------
Section 8.10 shall occur:

     (a) the Revolving Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and Lender thereafter shall not be under any obligation to grant any further Loan hereunder;

     (b) the principal of and interest then outstanding on the Note, and all of the Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower; and

     (c) Lender shall have the right, in its sole discretion, by written notice to Borrower, to exercise any other right or remedy available under any Loan Document or applicable law.

     SECTION 9.3. Offsets.  If there shall occur or exist any Event of
                  -------
Default referred to in Section 8.10 or if the maturity of the Note is accelerated pursuant to Section 9.1 or 9.2, Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Obligations then owing by Borrower to Lender, whether the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by Lender to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.

                       ARTICLE X. MISCELLANEOUS

     SECTION 10.1. No Waiver; Cumulative Remedies; Relationship of Parties.
                   -------------------------------------------------------
No omission or course of dealing on the part of Lender or the holder of any
Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise. Nothing contained in this Agreement and no action taken by Lender pursuant hereto shall be deemed to constitute Borrower and Lender a partnership, association, joint venture or other entity. The relationship between Borrower and Lender with respect to the Related Writings is and shall be solely that of debtor and creditor, respectively, and Lender shall have no fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

     SECTION 10.2. Amendments, Consents, Waivers, Etc.  No amendment,
                   ----------------------------------
modification, termination or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that any amendment or other modification to any Loan Document shall also be signed by each of the Credit Parties party thereto.

     SECTION 10.3. Notices.
                   -------

     (a) Except as provided in subpart (c) below, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

        (i) if to Borrower, to it at 1302 Concourse Drive, Suite 204, Linthicum, Maryland 21090, Attention: President (Facsimile No. 410-694-0596); and

        (ii) if to Lender, to it at 127 Public Square, Cleveland, Ohio 44114,
Attention: Corporate Banking (Facsimile No. 216-689-8329).

     (b) Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent and receipt has been confirmed by telephone. Notices delivered through electronic communications to the extent provided in subpart
(c) below shall be effective as provided in said subpart (c).

     (c) Notices and other communications to Lender hereunder and required to be delivered pursuant to Section 5.3(e), (f), (g) or (h) may be delivered or furnished by electronic communication (including e-mail and Internet or intranet web sites) pursuant to procedures approved by Lender. Lender and Borrower may, in their discretion, agree in a separate writing to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.

     (d) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 10.3(a).

     SECTION 10.4. Costs, Expenses and Taxes.  Borrower agrees to pay on
                   -------------------------
demand all costs and expenses of Lender, and all Related Expenses, including but not limited to, (a) reasonable administration, travel and out-of-pocket expenses, including but not limited to reasonable attorneys' fees, costs and expenses, of Lender in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary but reasonable expenses of Lender in connection with the administration of this Agreement, the Note and the other instruments and documents to be delivered hereunder (other than as described in subpart (d) below), (c) the reasonable fees and out-of-pocket expenses of special counsel for Lender, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, and (d) all costs and expenses, including attorneys' fees, costs and expenses, in connection with the restructuring or enforcement of the Obligations, of this Agreement or of any other Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of any Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     SECTION 10.5. Indemnification.  Borrower agrees to defend, indemnify and
                   ---------------
hold harmless Lender (and its affiliates, officers, directors, attorneys, agents, sub-agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Lender in connection with any investigative, administrative or judicial proceeding (whether Lender shall be designated a party thereto) or any other claim by any Person relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or any of their respective affiliates; provided that Lender shall not have the right to be indemnified under this Section
10.5 for its own gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction. All obligations provided for in this Section 10.5 shall survive any termination of this Agreement.

     SECTION 10.6. Binding Effect; Assignment.  This Agreement shall become
                   --------------------------
effective when it shall have been executed by Borrower and Bank and thereafter shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank.

     SECTION 10.7. Governing Law; Submission to Jurisdiction.  This
                   -----------------------------------------
Agreement, the Note and each other Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and Lender shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, to the Obligations or to any Related Writing and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and the other Companies, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise. Borrower agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     SECTION 10.8. Severability of Provisions; Captions; Attachments.  Any
                   -------------------------------------------------
provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein an shall be deemed to be a part hereof.

     SECTION 10.9. Patriot Act.  Lender hereby notifies Borrower that
                   -----------
pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

     SECTION 10.10. Confidentiality.
                    ---------------

     (a) Lender agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential

Information and instructed to keep such Confidential Information confidential), (ii) to any direct or indirect contractual counterparty in any Hedge Agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section, (iii) to the extent requested by any regulatory authority, (iv) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(v) to any other party to this Agreement, (vi) to any other creditor of any Company that is a direct or intended beneficiary of any of the Loan Documents, (vii) in connection with the exercise of any remedies hereunder or under any of the other Loan Documents, or any suit, action or proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (viii) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in any of its rights or obligations under this Agreement, (iv) with the consent of Borrower, or (x) to the extent such Confidential Information (1) becomes publicly available other than as a result of a breach of this Section, or (2) becomes available to Lender on a non-confidential basis from a source other than a Company and not otherwise in violation of this Section.

     (b) As used in this Section, "Confidential Information" shall mean all information received from any Company relating to such Company's or its business, other than any such information that is available to Lender on a non-confidential basis prior to disclosure by any Company; provided, however, that, in the case of information received from any Company after the Closing Date, such information is clearly identified at the time of delivery as confidential.

     (c) Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information. Borrower hereby agrees that the failure of Lender to comply with the provisions of this Section shall not relieve Borrower, or any other Company, of any of its obligations under this Agreement or any of the other Loan Documents.

     SECTION 10.11. Entire Agreement.  This Agreement, the Note and any other
                    ----------------
Loan Document or other agreement, instrument, document, consent, waiver, notice, financing statement attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

     SECTION 10.12. Rule of Construction.  The Loan Documents were negotiated
                    --------------------
by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     SECTION 10.13. Jury Trial Waiver.  BORROWER AND LENDER WAIVE ANY RIGHT
                    -----------------
TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR OTHER RELATED WRITING, INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

          [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                       BORROWER:

                                       DIALYSIS CORPORATION OF AMERICA

                                          /S/ Stephen W. Everett
                                       By:--------------------------------
                                          Name: Stephen W. Everett
                                          Title: President and Chief
                                                 Executive Officer

                                       LENDER:

                                       KEYBANK NATIONAL ASSOCIATION

                                          /s/ J.T. Taylor
                                       By:--------------------------------
                                          Name: J.T. Taylor
                                          Title: Senior Vice President